EXHIBIT 99.1
The C. R. Gibson Business
Financial Statements
December 31, 2006
(With Independent Auditors’
Report Thereon)

Independent Auditors’ Report
The Board of Directors
C.R. Gibson, Inc.:
We have audited the accompanying balance sheet of the C.R. Gibson Business (as defined in note 1) as of December 31, 2006 and the related statements of operations, owner’s net investment, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the C.R. Gibson Business as of December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP
Atlanta, Georgia
September 24, 2007

THE C.R. GIBSON BUSINESS
Balance Sheet
December 31, 2006

Assets

Current assets:
Cash	$1,515
Accounts receivable, net of allowances for doubtful accounts of $262,983	8,456,439
Inventories, net	11,157,671
Prepaid expenses and other current assets	595,810

Total current assets	20,211,435
Property, plant, and equipment, net	1,911,404
Other assets	211,705

$22,334,544

Liabilities and Owner’s Net Investment

Current liabilities:
Accounts payable	$8,000,506
Accrued expenses	1,530,125
Reserve for future returns and customer allowances	1,167,515

Total current liabilities	10,698,146
Long-term debt	699,295

Total liabilities	11,397,441
Owner’s net investment	10,937,103

Total liabilities and owner’s net investment	$22,334,544

See accompanying notes to financial statements.

THE C.R. GIBSON BUSINESS
Statement of Operations
December 31, 2006

Sales, net of returns and allowances	$50,228,607
Cost of sales	27,772,882

Gross profit	22,455,725

Operating expenses:
Selling costs	2,469,673
Depreciation	445,935
General and administrative costs	15,110,115

Total operating expenses	18,025,723

Income from operations	4,430,002
Other income	4,493
Interest expense, net	(408,007)

Net income	$4,026,488

See accompanying notes to financial statements.

THE C.R. GIBSON BUSINESS
Statement of Owner’s Net Investment
Year ended December 31, 2006

Balances at December 31, 2005	$7,610,143
Net income	4,026,488
Net amounts remitted to C.R. Gibson, Inc.	(699,528)

Balances at December 31, 2006	$10,937,103

See accompanying notes to financial statements.

THE C.R. GIBSON BUSINESS
Statement of Cash Flows
Year ended December 31, 2006

Cash flows from operating activities:
Net income	$4,026,488
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	445,935
Provision for doubtful accounts receivable	249,262
Provision for markdowns, returns, and allowances	3,367,210
Loss on disposal of assets	45,771
Change in operating assets and liabilities
Accounts receivable	208,158
Inventories	(5,915,272)
Prepaid expenses and other current assets	(34,311)
Accounts payable	(1,484,470)
Accrued expenses	11,118
Other assets	(209,218)

Net cash provided by operating activities	710,671

Cash flows from investing activities:
Purchases of property and equipment	(1,064,354)
Proceeds from disposal of equipment	184,412

Net cash used in investing activities	(879,942)

Cash flows from financing activities:
Net amounts remitted to C.R. Gibson, Inc.	(1,072,484)
Net borrowings on C.R. Gibson, Inc.’s line of credit	699,295

Net cash used in financing activities	(373,189)

Net decrease in cash	(542,460)
Cash, beginning of year	543,975

Cash, end of year	$1,515

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$401,370
See accompanying notes to financial statements.

THE C.R. GIBSON BUSINESS
Notes to Financial Statements
December 31, 2006
(1)	Significant Accounting Policies
(a)	Description of Business and Basis of Presentation

C.R. Gibson, Inc. publishes, designs, markets, and distributes premium albums, memory products, and paper goods and sells its products to a variety of specialty and mass-market retailers. In May 2006, C.R. Gibson, Inc. acquired certain assets and liabilities of a photo frame company, formed as a wholly owned subsidiary of C.R. Gibson, Inc. and herein defined as Burnes Home Accents, LLC.

The accompanying financial statements are referred to as The C.R. Gibson Business (the Company) and include the assets, liabilities and related operations of C.R. Gibson, Inc. excluding its Burnes Home Accents, LLC subsidiary. These financial statements give effect to certain assets, liabilities and expenses historically recorded or incurred at the C.R. Gibson, Inc. level, which related to or were incurred on behalf of the Company and have been identified and allocated to the stand-alone financial statements of the Company for the period presented. Allocations were made primarily based on specific identification. Management believes the methodology applied in the allocation of these costs is reasonable.

(b)	Revenue Recognition

The Company recognizes sales revenue when products are shipped, the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists, and the sales price is fixed and determinable. At that time, the Company also provides reserves for future product returns and future customer allowances. Such reserves are included in current liabilities or as a reduction to accounts receivable in the accompanying consolidated balance sheets. Accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on accounts receivable are included in net cash provided by operating activities in the consolidated statements of cash flows.

(c)	Use of Estimates

The preparation of financial statements requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d)	Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method (FIFO) for all inventories and are shown net of valuation reserves for obsolete and slow moving inventory.

(e)	Property, Plant, and Equipment

Property, plant, and equipment are stated at cost. Depreciation on property, plant, and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on the straight-line method over the shorter of the lease term or their estimated useful lives.

(Continued)

THE C.R. GIBSON BUSINESS
Notes to Financial Statements
December 31, 2006
(f)	Long-Lived Assets

The Company evaluates whether events and circumstances have occurred that indicate that the remaining balance of long-lived assets to be held and used in operations of the Company may be impaired and not be recoverable. In performing this evaluation, the Company uses an estimate of the related cash flows expected to result from the use of the asset and its eventual disposition. When this evaluation indicates the asset has been impaired, the Company will measure such impairment based on the asset’s fair value and the amount of such impairment is charged to earnings. No impairment charges were recognized during fiscal 2006. Long-lived assets to be disposed of by sale are valued at the lower of the carrying amount or estimated fair value less cost to sell.

(g)	Stock-Based Compensation

Effective January 1, 2006, C.R. Gibson, Inc. adopted Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment (SFAS No. 123(R)). SFAS No. 123(R) replaces SFAS No. 123, Accounting for Stock-Based Compensation (SFAS No. 123) and supersedes APB No. 25. SFAS No. 123(R) requires that all stock-based compensation be recognized as an expense in the financial statements and that such cost be measured at the fair value of the award. SFAS No. 123(R) was adopted using the modified prospective method of application, which requires the Company to recognize compensation cost on a prospective basis. Under this method, the Company did not have any stock-based compensation expense for awards granted prior to, but not yet vested as of January 1, 2006, using the fair value amounts determined for pro forma disclosures under SFAS No. 123. For stock-based awards granted after January 1, 2006, the Company recognizes compensation expense based on estimated grant date fair value using the Black-Scholes option-pricing model. The Company recorded no compensation expense as a result of the adoption of SFAS No. 123(R) as no stock options were granted during 2006.

(h)	Income Taxes

C.R. Gibson, Inc. has elected to be treated as an “S Corporation” under the Internal Revenue Code. No provision for federal or state income taxes has been recorded in the accompanying financial statements as C.R. Gibson, Inc.’s income or loss and other tax attributes for federal and state income tax purposes is passed on to its stockholders.

(i)	Advertising

The Company expenses advertising costs as incurred (primarily related to the production and issuance of catalogs). Advertising credits from vendors are offset against advertising costs. Advertising expense (net of credits) was approximately $368,000 for the year ended December 31, 2006.

(Continued)

THE C.R. GIBSON BUSINESS
Notes to Financial Statements
December 31, 2006
(j)	Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurement. SFAS No. 157 defines fair value, establishes a framework for the measurement of fair value, and enhances disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measures. SFAS No. 157 is effective for fair value measures already required or permitted by other standards for fiscal years beginning after November 15, 2007. The Company is required to adopt SFAS No. 157 beginning on January 1, 2008. SFAS No. 157 is required to be applied prospectively, except for certain financial instruments. Any transition adjustment will be recognized as an adjustment to opening retained earnings in the year of adoption. The Company is currently evaluating the impact of adopting SFAS No. 157 on its results of operations and financial position.

Effective January 1, 2006, the Company adopted SFAS No. 151, Inventory Costs — an Amendment of ARB No. 43, Chapter 4 (SFAS No. 151). SFAS No. 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) requiring that those items be recognized as current-period charges. In addition, SFAS No. 151 requires that allocation of fixed production overheads be based on the normal capacity of the production facilities. The Company’s current procedures follow these guidelines and therefore the adoption of SFAS No. 151 had no impact on the valuation of inventory or charges to cost of sales.

(2)	Risk Concentrations

For the year ended December 31, 2006, two customers accounted for 41% of Company sales. Accounts receivable from these customers aggregated approximately $3,184,000 at December 31, 2006.

(3)	Inventories

Inventories by product consist of the following as of December 31, 2006:

Finished goods:
Paper	$5,487,476
Photo/social	3,521,707
Baby	2,807,419
All other	164,516

11,981,118
Less reserves	(823,447)

Inventory, net	$11,157,671

(Continued)

THE C.R. GIBSON BUSINESS
Notes to Financial Statements
December 31, 2006
(4)	Property and Equipment

Property and equipment consists of the following as of December 31, 2006:

	Useful lives	2006
Leasehold improvements	Shorter of useful life or lease term	$263,103
Equipment	2 – 7 years	2,945,906
Furniture and fixtures	7 years	438,324

		3,647,333
Less accumulated depreciation and amortization		(1,735,929)

Property and equipment, net		$1,911,404

(5)	Debt

The Company utilizes a credit agreement maintained by C.R. Gibson, Inc. with a bank for a $55 million revolving loan expiring in December 2009. Available borrowings under the loan are limited to a borrowing base that consists of percentages of eligible accounts receivable and inventories. The credit agreement is collateralized by substantially all of the assets of C.R. Gibson, Inc. Borrowings under the loan require payments of interest monthly at a base rate or LIBOR plus an applicable margin, all as defined in the agreement (8.25% at December 31, 2006). At December 31, 2006, the Company had available allocated borrowing limits of approximately $11 million and had borrowings outstanding of approximately $699,000.

The debt agreement contains certain restrictive covenants that, among other things, limit the ability to incur additional indebtedness, enter into guarantees, pay certain dividends, enter into affiliate transactions, and engage in mergers or consolidations. C.R. Gibson, Inc. was in compliance with these covenants or obtained waivers of noncompliance at December 31, 2006.

Debt and interest expense have been allocated to the Company based upon actual borrowings from the facility.

Subsequent to year-end, the credit agreement was amended to, among other items, decrease the revolving loan to $50 million and amend certain restrictive covenants.
(Continued)

THE C.R. GIBSON BUSINESS
Notes to Financial Statements
December 31, 2006
(6)	Commitments and Contingencies

The Company utilizes leases entered into by C.R. Gibson, Inc. for office space, showrooms, and equipment under noncancelable operating leases with third parties. Future minimum lease payments under noncancelable leases as of December 31, 2006 are as follows:

Total
Year:
2007	$979,205
2008	962,646
2009	968,192
2010	817,443
2011	488,688
Thereafter	285,068

$4,501,242

Rent expense totaled approximately $1,041,000 for the year ended December 31, 2006.

Through C.R. Gibson, Inc. the Company has license agreements for use of certain character art and design property rights in its products, which expire on various dates through December 2008. The agreements require a percentage fee payment on products sold using the character art and designs. In connection with these agreements, the Company paid nonrefundable advance and minimum guarantees of $625,000 for the period from January 2007 through December 2008. License expense for these agreements approximated $1,562,000 during 2006.

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity.

(7)	Stock Option Plan

In December 2001, C.R. Gibson, Inc. adopted a stock plan which authorizes the issuance of up to 1,000,000 shares of common stock to certain of C.R. Gibson Inc.’s employees, officers, and directors under incentive or nonqualified options and other stock awards. Under the plan, stock options may be granted with an exercise price of no less than fair value at the date of grant. There were no options issued or outstanding during 2006. Effective in November 2006 the stock plan was terminated and cancelled.

(Continued)

THE C.R. GIBSON BUSINESS
Notes to Financial Statements
December 31, 2006
(8)	Related-Party Transactions

The Company conducts business with affiliates of C.R. Gibson, Inc. related through common control. Related party transactions consisted of the following for the year ended December 31, 2006:

Statement of operations data:
Sales to affiliates	$321,000
Agent fees included in cost of sales	1,405,000
Service agreement expense	4,410,000
Other operating expenses	2,000

Balance sheet data (end of period):
Accounts receivable	$407,000
Accounts payable	713,000

Statement of cash flows data:
Payment of current year equity transactions	$700,000
Payment of prior year equity transactions	373,000
(9)	Retirement Plan

C.R. Gibson, Inc. maintains a 401(k) plan under which eligible employees may contribute up to 15% of their earnings subject to certain limitations. Employees age 21 or over are eligible to participate in the plan after one year of service. At C.R. Gibson, Inc.’s discretion, C.R. Gibson, Inc. matches 50% of employee contributions up to 6% of the employee’s salary and may make other contributions to the plan. During 2006, the Company expensed approximately $103,000 for its contributions to the plan.